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                                                                  EXHIBIT (i)(3)

                                 ADDENDUM NO. 2
                                       TO
                          SERVICE AND EXPENSE AGREEMENT
                                     between
                         AMERICAN HOME ASSURANCE COMPANY
                    AMERICAN INTERNATIONAL INSURANCE COMPANY
                BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA
                     COMMERCE AND INDUSTRY INSURANCE COMPANY
            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA
                        TRANSATLANTIC REINSURANCE COMPANY
                                       and
                       AMERICAN INTERNATIONAL GROUP, INC.

     The Service and Expense Agreement made February 1, 1974 between American Home Assurance Company, American International Insurance Company, Birmingham Fire Insurance Camp any of Pennsylvania, Commerce and Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., The Insurance Company of the State of Pennsylvania, Transatlantic Reinsurance Company and American International Group, Inc. (the "Agreement") is hereby amended in the following respects:

     1. The title of the Agreement is hereby amended to read in its entirety as follows:

                          SERVICE AND EXPENSE AGREEMENT
                                     between
                         AMERICAN HOME ASSURANCE COMPANY
                    AMERICAN INTERNATIONAL INSURANCE COMPANY
            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK
                BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA
                     COMMERCE AND INDUSTRY INSURANCE COMPANY
                    DELAWARE AMERICAN LIFE INSURANCE COMPANY
                     LIFE INSURANCE COMPANY OF NEW HAMPSHIRE
            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA
                        TRANSATLANTIC REINSURANCE COMPANY
                                       and
                       AMERICAN INTERNATIONAL GROUP, INC.

     2. The preamble of the Agreement is hereby amended by adding to the parties set forth therein which are collectively called the "Companies, the following: "AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW

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          YORK, DELAWARE AMERICAN LIFE INSURANCE COMPANY and LIFE INSURANCE
          COMPANY OF NEW HAMPSHIRE."

     3. Paragraph 4 of the Agreement is hereby amended to read in its entirety as follows:

          "4. Notwithstanding anything contained above to the contrary, the basis upon which charges are computed by AIG's Comptroller's Department or by the entity furnishing the service or facilities shall be billed to the Companies in accordance with Regulation 30, or Regulation 33, as applicable, of the New York Insurance Department and shall not exceed cost to AIG. AIG will cause the departments responsible for supplying the services and performing the functions herein specified to make an analysis at least once during each calendar year of the expenses incurred by the department and of the percentage thereof allocable to the Companies."

     4. Paragraph 6 of the Agreement is hereby amended to read in its entirety as follows:

          "6. Except as provided below with respect to electronic data processing, any party may cancel this agreement by giving ninety days written notice to all the others, provided that this agreement shall automatically terminate as to any of the Companies, except American International Life Assurance Company of New York, which ceases to be a subsidiary or affiliate of AIG. Six months' notice shall be required to cancel this agreement with respect to electronic data process services provided to American International Life Assurance Company of New York."

     5.   A new paragraph shall be added to the Agreement as follows:

          "11. American International Life Assurance Company of New York shall develop standards and guidelines for all services to be furnished to it under this Agreement which require the exercise of judgement and the party furnishing such standards and guidelines with respect to such services."

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in New York, New York by their duly authorized representatives this 23/rd/ day of September, 1975.

AMERICAN HOME ASSURANCE COMPANY
                                              by:  /s/
                                                 -------------------------------
                                                   Vice President

AMERICAN INTERNATIONAL INSURANCE
COMPANY                                       by:  /s/
                                                 -------------------------------
                                                   Vice President

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AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK                 by:  /s/
                                                 -------------------------------
                                                   Vice President

BIRMINGHAM FIRE INSURANCE COMPANY
OF PENNSYLVANIA                               by:  /s/
                                                 -------------------------------
                                                   Vice President

COMMERCE AND INDUSTRY INSURANCE
COMPANY                                       by:  /s/
                                                 -------------------------------
                                                   Vice President

DELAWARE AMERICAN LIFE INSURANCE
COMPANY                                       by:  /s/
                                                 -------------------------------
                                                   Vice President

LIFE INSURANCE COMPANY OF
NEW HAMPSHIRE                                 by:  /s/
                                                 -------------------------------
                                                   Vice President

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.                    by:  /s/
                                                 -------------------------------
                                                   Vice President

THE INSURANCE COMPANY OF THE STATE
OF PENNSYLVANIA                               by:  /s/
                                                 -------------------------------
                                                   Vice President

TRANSATLANTIC REINSURANCE COMPANY
                                              by:  /s/
                                                 -------------------------------
                                                   Vice President

AMERICAN INTERNATIONAL GROUP, INC.
                                              by:  /s/
                                                 -------------------------------
                                                   Vice President & Comptroller

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